United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTIONM13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) SEPTEMBER 24, 2003,
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                       DIRECT WIRELESS COMMUNICATIONS INC.
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             (Exact name of registrant as specified in its charter)

         TEXAS                        333-62216                  74-3002154
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(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)

                 2068 NORTH VALLEY MILLS DRIVE WACO, TEXAS 76710
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               (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code 512-583-4500
                                                        ------------

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          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Direct Wireless Communications Inc. (DWCI) entered into a binding asset purchase agreement with Dr. Stephen Barnhill and the Barnhill Group LLC on August 15, 2003. The asset acquisition for this agreement was completed on September 24,2003. As a result of the completion of this transaction Direct Wireless Communications Inc. acquired a 49% interest in Fractal Genomics, in exchange for 3,675,000 shares of Direct Wireless Communications, Inc. stock.

         The amount of consideration paid for the interest in Fractal Genomics was determined by negotiation between the parties


                                   SIGNATURES

         In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Direct Wireless Communications, Inc.
                                         Registrant

         Date: October 8, 2003      By:  /s/ Robert S. Braswell IV
                                         ---------------------------------------
                                         Printed Name: Robert S. Braswell IV
                                         Title: President

         Date: October 8, 2003      By:  /s/ W. Steven Walker
                                         ---------------------------------------
                                         Printed Name: W. Steven Walker
                                         Title: Secretary